Exhibit 99.1

MAKO Surgical Corp. Appoints Senior Vice President of Strategic Marketing and Business Development

FORT LAUDERDALE, Fla., April 28, 2009 (GLOBE NEWSWIRE) -- MAKO Surgical Corp. (Nasdaq:MAKO), a medical device company that markets both its robotic arm interactive orthopedic surgical platform and proprietary RESTORIS(r) implants for minimally invasive orthopedic knee procedures known as MAKOplasty(r), today announced that Ivan Delevic has been appointed to the newly created position of Senior Vice President of Strategic Marketing and Business Development. Mr. Delevic will report to Maurice R. Ferre, M.D., President and Chief Executive Officer, and will be responsible for MAKO's strategic marketing and business development initiatives.

"We are fortunate that an executive of Ivan's caliber and skills has agreed to join MAKO during this critical period, as we accelerate commercialization of our innovative products," Dr. Ferre said. "I am confident that his extensive background in marketing and business development will be a tremendous asset to our company."

Mr. Delevic brings over fifteen years of marketing, sales, and business development experience in the healthcare industry, both domestically and internationally, including General Electric Healthcare, a worldwide medical technologies and services company, and Johnson and Johnson, Inc., a worldwide manufacturer of healthcare products. He most recently was a business development consultant for various medical device companies. Beginning in 1996 through 2007, Mr. Delevic held various positions with General Electric Healthcare and its affiliated companies in the U.S., France, and Hungary, including General Manager for Molecular Imaging EMEA, Global Marketing and Sales Manager for Surgical Navigation, Business Development Manager with GE Healthcare's Global Business Development, Six Sigma Leader & Black Belt for Global Functional Imaging, and Sales Manager for Southeastern Europe. From 1992 to 1996, Mr. Delevic worked as a Business Manager for a Johnson and Johnson company involved in the sale of surgical products in Hungary. Mr. Delevic holds a M.B.A. from the Technical University of Budapest through a joint program with Herriot-Watt University and a M.S. in Electrical Engineering from the Technical University of Budapest.

About MAKO Surgical Corp.

MAKO Surgical Corp. is a medical device company that markets both its RIO(tm) robotic-arm interactive orthopedic system and its proprietary RESTORIS(r) implants for minimally invasive orthopedic knee procedures. The MAKO RIO(tm) System (RIO(tm)) is a surgeon-interactive tactile surgical platform that incorporates a robotic arm and patient-specific visualization technology and prepares the knee joint for the insertion and alignment of MAKO's resurfacing implants through a minimal incision. The FDA-cleared RIO system allows surgeons to provide a precise, consistently reproducible tissue-sparing, bone resurfacing procedure called MAKOplasty(r) to a large, yet underserved patient-specific population suffering from early to mid-stage osteoarthritic knee disease. MAKO has an intellectual property portfolio of more than 250 licensed or owned patents and patent applications relating to the areas of robotics, haptics, computer assisted surgery and implants. Additional information can be found at www.makosurgical.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue," "ongoing" or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements are based on the current estimates and assumptions of our management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results to differ materially from those indicated by forward-looking statements. Many of these factors are beyond our ability to control or predict. Such factors, among others, may have a material adverse effect on our business, financial condition and results of operations and may include changes in competitive conditions and prices in our markets, decreases in sales of our principal product lines, increases in expenditures related to increased governmental regulation of our business, loss of key management and other personnel or inability to attract such management and other personnel and unanticipated intellectual property expenditures required to develop and market our products. These and other risks are described in greater detail under Item 1A "Risk Factors," contained in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2009. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We do not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances in the future, even if new information becomes available.

"MAKOplasty(r)," "RIO," "RESTORIS(r)," "Tactile Guidance System" and "TGS," as well as the "MAKO" logo, whether standing alone or in connection with the words "MAKO Surgical Corp." are trademarks of MAKO Surgical Corp.

CONTACT:  MAKO Surgical Corp.
          Investors:
          Susan M. Verde
          954-927-2044 x349
          sverde@makosurgical.com

          Westwicke Partners
          Mark Klausner
          443-213-0500
          mark.klausner@westwicke.com